WhiteHorse Finance, Inc. Receives Exemptive Relief from SEC to Co-Invest with H.I.G. Capital Affiliates

NEW YORK, NY, July 11, 2014 – WhiteHorse Finance, Inc. (“WhiteHorse Finance” or the “Company”) (NASDAQ:WHF) today announced that the Securities and Exchange Commission (the “SEC”) issued an order (the “Order”) granting it exemptive relief to permit co-investments in portfolio companies among affiliated funds.

Subject to certain conditions, WhiteHorse Finance will now be allowed to participate in negotiated investments with funds managed by H.I.G. Capital, providing its shareholders with access to a broader array of investment opportunities.

Jay Carvell, WhiteHorse Finance’s Chief Executive Officer, commented, “With H.I.G. Capital’s extensive network of deal sources in the small-cap business community, this Order opens up additional investment opportunities for the Company to deploy more capital. We believe that having access to a broader pipeline of H.I.G. Capital’s proprietary investment opportunities will enhance our ability to leverage the full scale, scope and resources of our advisor.”

About WhiteHorse Finance, Inc.

WhiteHorse Finance, Inc. is a business development company that originates and invests in loans to privately held small-cap companies across a broad range of industries. The Company’s investment activities are managed by its investment adviser, H.I.G. WhiteHorse Advisers, LLC, an affiliate of H.I.G. Capital, L.L.C. (“H.I.G. Capital”). H.I.G. Capital is a leading global alternative asset manager managing approximately $15 billion of capital as of March 31, 2014 across a number of funds focused on the small and mid-cap markets. For more information about H.I.G. Capital, please visit http://www.higcapital.com. For more information about the Company, please visit http://www.whitehorsefinance.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts

WhiteHorse Finance, Inc.
Jay Carvell, 214-855-2999

Chief Executive Officer

or

Prosek Partners
Brian Schaffer, 212-279-3115
bschaffer@prosek.com